EXHIBIT 10.4

April 2, 2007

Sierra Equity Group, LTD

Attn: Alan David Goddard

7700 Congress Avenue Suite 3207

Boca Raton, FL 33487

Re: Amendment to the Selling Agreement (the "Amendment")

Dear Mr. Goddard:

This letter shall constitute a formal amendment to the Selling Agent Agreement executed between us on March 27, 2007. This will confirm our agreement as follows:

1.

On or before July 2, 2007, the Selling Agent shall agree to raise additional capital on behalf of the Company in the amount of $500,000.

2.

In consideration for the additional capital raise set forth in paragraph 1 above, the Company agrees to delete the third sentence of Section 1.3 of the Selling Agent Agreement and replace it with the following: Additionally, the Seller shall grant the Selling Agent 1,400,000 restricted shares of common stock of the Seller, of which 400,000 shares shall be delivered at the Initial Closing under the Selling Agreement and 1,000,000 shares shall be delivered by the Seller to the Selling Agent simultaneously with the closing of the fund raising set forth in Section 1 of this Amendment."

3.

All other provisions of the Selling Agent Agreement remain unchanged and are in full force and effect.

Very truly yours,

Tom Livia

CEO

Acknowledged and Accepted By:

Sierra Equity Group, Ltd

By: /s/ Alan Goddard